UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, at Antero Resources Corporation’s (the “Company”) 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Antero Resources Corporation 2020 Long-Term Incentive Plan (the “2020 LTIP”), which had previously been approved by the Board of Directors of the Company, subject to stockholder approval at the Annual Meeting. As a result, the 2020 LTIP became effective on June 17, 2020. No further awards will be granted under the Antero Resources Corporation Long-Term Incentive Plan (the “Existing LTIP”) on or after June 17, 2020.

The 2020 LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as incentive stock options (together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards; (v) restricted stock units; (vi) vested stock awards; (vii) dividend equivalents; (viii) other stock-based or cash awards; and (ix) substitute awards (referred to collectively as the “Awards”). Employees, officers, non-employee directors and other service providers of the Company and its affiliates are eligible to receive awards under the 2020 LTIP.

The 2020 LTIP provides for the reservation of 10,050,000 shares of the Company’s common stock, plus the number of shares that become available for delivery under the 2020 LTIP with respect to Existing Awards (as defined below) in accordance with the share recycling provisions described below. Such 10,050,000 shares of the Company’s common stock will be available for issuance upon the exercise of ISOs. If all or any portion of an Award, including an award granted under the Existing LTIP that is outstanding as of June 17, 2020 (an “Existing Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or Existing Award will again be available for new Awards under the 2020 LTIP. Any shares withheld or surrendered in payment of any taxes relating to Awards or Existing Awards (other than Options or SARs) will be again available for new Awards under the 2020 LTIP. For the avoidance of doubt, irrespective of whether such awards are granted under the 2020 LTIP or the Existing LTIP, (i) shares withheld or surrendered in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR and (ii) shares repurchased on the open market with the proceeds from the exercise price of an Option, in each case, will not be available for new Awards under the 2020 LTIP.

The preceding summary of the 2020 LTIP does not purport to be a complete description of all provisions of the 2020 LTIP and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 2020 LTIP, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
10.1	Antero Resources Corporation 2020 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: June 23, 2020

3